EXHIBIT 10(y)
MODINE MANUFACTURING COMPANY
DEFERRED COMPENSATION PLAN
EFFECTIVE MARCH 1, 1999

MODINE MANUFACTURING COMPANY
DEFERRED COMPENSATION PLAN
TABLE OF CONTENTS

INTRODUCTION

     Effective March 1, 1999, Modine Manufacturing Company (the "Company") adopted a nonqualified deferred compensation plan to benefit certain of its employees by facilitating the accumulation of funds for their retirement.

     This introduction and the following Articles, as amended from time to time, comprise the Plan.

ARTICLE I

Establishment of Plan and Purpose

     1.01      Establishment of Plan. Modine Manufacturing Company (the "Company") establishes the Modine Manufacturing Company Deferred Compensation Plan (the "Plan"), effective as of March 1, 1999.

      1.02      Purpose of Plan. The Plan shall permit a select group of management and highly compensated employees to enhance the security of themselves and their beneficiaries following the termination of their employment with the Company (as defined herein) by deferring until that time a portion of the compensation which may otherwise be payable to them at an earlier date and by providing for Company matching contributions on certain deferred amounts. By allowing key management employees to participate in the Plan, the Company expects the Plan to benefit it in attracting and retaining the most capable individuals to fill its executive positions.

                 The parties intend that the arrangements described herein be unfunded for tax purposes of Title I in the Employee Retirement Income Security Act as amended from time to time.

ARTICLE II

Definitions and Construction

     As used herein, the following words shall have the following meanings:

     2.01     Definitions.

              (a)     Administrator. The person or persons selected pursuant to Article IX below to control and manage the operation and administration of the Plan.

              (b)     Beneficiaries. The spouse or descendants of Participant or any other person receiving benefits hereunder in relation to the Participant.

              (c)     Company. Modine Manufacturing Company, a Wisconsin corporation or successor thereof now or hereinafter created.

              (d)     Compensation. The Participant's base salary including amounts deferred by the Participant under this Plan or any other employee benefit plan of the Company, provided , however, that Compensation shall not include severance pay or salary continuation payments. In all cases compensation shall include only compensation paid while an employee is a Participant in the Plan.

              (e)     Deferral Contributions. The amount of deferred compensation contributed by the Participant for a calendar year pursuant to Section 4.01 herein.

              (f)     Effective Date. The effective date of this Plan shall be March 1, 1999.

              (g)     Employee. An employee of the Company.

              (h)     Employment. Employment with the Company.

              (i)     Participants Account. The account maintained for each Participant pursuant to Article VI below.

              (j)     Participants. Such management and highly compensated Employees whom the Administrator identifies as eligible to participate herein.

              (k)     Plan. The Modine Manufacturing Company Deferred Compensation Plan, as stated herein and as amended from time to time.

              (l)     Plan Year. The period beginning on the Effective Date and ending on December 31, 1999, and each 12-month period ending on each subsequent December 31.

             (m)     Retirement. As to each Participant, the termination of employment on or after the later of attaining age 65.

              (n)     Unforeseeable Emergency. An Unforeseeable Emergency is a severe financial hardship to a Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in section 152(a) of the Code) of the Participant, loss of the Participant's property due to casualty or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

     2.02     Construction. The laws of the State of Wisconsin, as amended from time to time, shall govern the construction and application of this Agreement. Words used in the masculine gender shall include the feminine and words used in the singular shall include the plural, as appropriate. The words "hereof," "herein", "hereunder" and other similar compounds of the word "here" shall refer to the entire Agreement, not to a particular section. All references to statutory sections shall include the section so identified as amended from time to time or any other statute of similar import. If any provisions of the Internal Revenue Code, Employee Retirement Income Security Act or other statutes or regulations render any provisions of this Plan unenforceable, such provision shall be of no force and effect only to the minimum extent required by such law.

ARTICLE III

Eligibility

     3.01     Conditions of Eligibility. The Administrator shall, from time to time, specify the management and highly compensated Employees eligible to participate herein on Appendix A.

     3.02     Commencement of Participation. An individual identified as eligible to participate herein shall, by electing to participate substantially in the form of Appendix B attached hereto, commence participation as of either the first day of any Plan Year beginning on or after the later of (i) March 1, 1999 or (ii) his identification as eligible for participation.

     3.03     Termination of Participation. An individual's right to participate herein shall cease as of the earlier of the termination of his Employment or action by the Administrator removing him from the Employees eligible to participate herein.

              If an individual's right to participate terminates during a Plan Year, his Compensation for such year shall include only Compensation otherwise earned by him before the cessation of his eligibility to defer.

ARTICLE IV

Deferral of Compensation

     4.01     Amount and Manner of Deferral. Prior to the beginning of any Plan Year beginning on or after the Effective Date, a Participant may submit to the Administrator a written election substantially in the form of Appendix B attached hereto indicating the portion of the Participant's Compensation for such Plan Year which he or she elects to defer hereunder which election shall become irrevocable immediately upon commencement of the Plan Year. Participant elections will be limited to 10% of Compensation. The Company shall, consistent with that election, defer such portion of the Participant's Compensation earned in such Plan Year.

     If a Participant elects to defer a portion of his or her Compensation under the Plan, the Company (a) shall commence the Participant's deferral into this Plan when the maximum permitted amount has been deferred into the Modine 401(k) Retirement Plan for Salaried Employees and (b) shall reduce the Participant's Compensation by the amount deferred hereunder.

     4.02     Cessation of Deferral. In the event of an Unforeseeable Emergency, a participant may request in writing that deferrals elected by that Participant hereunder shall cease for the then current Plan Year. Such Unforeseeable Emergency must inflict hardship upon the Participant and must arise from causes beyond the Participant's control. The Administrator shall, in its reasonable judgment, determine whether such an Unforeseeable Emergency exists. Circumstances that will constitute an Unforeseeable Emergency shall depend on the facts of each case, consistent with the provisions of Treasury Regulation Section 1.457-2(h)(4) and (5). If the Administrator determines that such an Unforeseeable Emergency does exist, the deferrals for that Plan Year shall cease as to that Participant. If the administrator determines that no such emergency exists, the deferrals shall continue as originally elected.

     If a Participant, consistent with the immediately preceding paragraph, ceases deferrals in a Plan year, the Participant may not resume deferrals hereunder (if otherwise eligible to do so) until the Plan Year following the Plan Year in which the cessation occurred.

ARTICLE V

Company Contributions

     5.01     Company Discretionary Matching Contributions. Subject to the right of the Company to alter, amend or terminate the Plan, for each payroll period the Company may, but is not required to contribute, a matching contribution to the Plan in an amount, if any, to be determined in the absolute discretion of the Board of Directors of the Company by resolution adopted on or before the last day of the calendar year. In the event the Board of Directors does not specifically authorize a matching contribution to the Plan, the Company shall be under no obligation to make any discretionary contributions pursuant to this section 5.01.

     5.02     Allocation of Matching Contributions. The matching contributions made by the Company pursuant to Section 5.01 above shall be allocated among Participants in the ratio that the eligible deferrals of each Participant bears to the eligible deferrals of all Participants for that payroll period. Eligible deferrals shall be such amount of deferrals as determined from time to time by the Board of Directors in its absolute discretion.

ARTICLE VI

Account

     6.01     Nature of Account. Only for the purpose of measuring payments due Participants hereunder, the Company shall maintain on behalf of each Participant an Account including a Deferral Contributions Account to which the Company shall credit amounts deferred under Section 4.01 and a Company Contributions Account to which the Company shall credit amounts contributed under Section 5.01.

              The Account hereunder and assets, if any and of any nature acquired by the Company to measure a Participant's benefits hereunder, shall not constitute or be treated for any reason as a trust for, property of or a security interest for the benefit of a Participant, his Beneficiaries or any other person. The Participants and the Company acknowledge that the Plan constitutes a promise by the Company to pay benefits to the Participants or their beneficiaries, that Participants' rights hereunder are limited to those of general unsecured creditors of the Company and that the establishment of the Plan, the deferral of all or any portion of a Participant's Compensation, and the acquisition of assets to measure a Participant's benefits hereunder do not prevent any property of the Company from being subject to the right of all of the Company's creditors. The Company shall contribute all contributions hereunder to a trust created by the Company and any assets held by the trust to assist it in meeting its obligations under the Plan will conform to the terms of the Internal Revenue Service's model trust, as described in Revenue Procedure 92-64.

     6.02     Credit to Deferral Contribution Account. As of the last day of each Plan Year, the Company shall credit to the Deferral Contributions Account of each Participant the amount, if any, of that Participant's Compensation deferred for such Plan Year (even if calculated and otherwise paid following the close of that Plan Year). If the Administrator in its discretion so elects, the Company may credit to a Participant's Account during a Plan Year such amounts representing Compensation otherwise payable before the end of the Plan Year. In such instances, the Company shall credit such amounts to Participants' Accounts as the amounts would otherwise become payable and shall do so on a uniform and nondiscriminatory basis for all Participants.

     6.03     Credit to Company Contributions Account. As of the last day of each Plan Year, the Company shall credit to the Company Contributions Account of each Participant the amount, if any, of Company Matching Contributions under Section 5.01. If the Administrator in its discretion so elects, the Company may credit to a Participant's Account during a Plan Year such amounts representing Company Matching Contributions on Deferral Contributions from Compensation otherwise payable before the end of the Plan Year. In such instances, the Company shall credit such amounts to Participants' Accounts as the Deferral Contributions are made and shall do so on a uniform and nondiscriminatory basis for all Participants.

     6.04     Changes in Account. If a Participant defers the receipt of Compensation under this Plan, the Participant's Account shall record the receipt of all contributions, as indicated from time to time. The Participant's Account shall reflect the income and losses and increase or decrease in value experienced by assets specified on Appendix B. A Participant's Account shall also reflect expenses generated by, and related to, the investment choices the Company makes for his Account.

     6.05     Investments.

              (a)     The trustee of the Trust established pursuant to 6.01 above shall invest all assets contributed under this Plan, and earnings thereon, in accordance with the Trust Agreement.

             (b)     A Participant may request his or her preferences for the investment of assets of his or her Account in one or more investment alternatives made available by the Administrator. The Participant may change his or her investment preference as of any January 1, April 1, July 1 or October 1 by delivering a new investment request as specified on Appendix B at least 10 days prior to such effective date. The Trustee shall attempt to invest amounts credited to the Participant's Trust Account pursuant to his or her request, but the Trustee shall have final investment discretion with respect to all Accounts.

            (c)     No individual may commence participation herein without first submitting a request pursuant to this subsection 6.05. A Participant or, following his death his Beneficiaries, may continue submitting elections hereunder until the distribution of all amounts from his or her Account. All elections must be in writing and must be signed by the Administrator.

     6.06     Valuation of Account. Within 90 days after the last day of each Plan Year and such other dates selected by the Administrator, the Company shall provide each Participant or his Beneficiaries a statement indicating the balance of his Account as of the last day of such Plan Year or other applicable period reflecting the amount of Deferral Contributions and Company Matching Contributions if any, together with all other changes in value during such period. Participants who disagree with the information provided in such statements must submit objections, in writing, to the Administrator within 90 days of receipt of such statements.

ARTICLE VII

Vesting

     7.01     Participant's Account. Subject to the rights of the Company's creditors as set forth in Section 6.01 above, the Participant's Account, including the Deferral Contributions Account and the Company Matching Contributions Account of that Participant, shall at all times be non-forfeitable.

ARTICLE VIII

Distributions

     8.01     For Reasons Other Than Death. The Company shall pay an amount equaling the balance of a Participant's Account to him in a single lump sum or installments as previously elected by the Participant, either commencing as soon as possible, but no later than 120 days following the end of the Plan Year during which occurs the earliest of the following:

              (a)     His or her Retirement.

              (b)     The determination of Disability by the Employer. For purposes of this Plan, Disability means a physical or mental condition of a Participant resulting from bodily injury, disease or mental disorder which renders the Participant permanently incapable of continuing his or her then existing position of employment with the Company. The determination of Disability shall be determined by the Administrator in accordance with uniform principles consistently applied and based on evidence the Administrator deems necessary.

              (c)     The termination of employment of the Participant for any reason.

A Participant may change his or her form of payment, by filing a Form of Payment Election, at any time at least one year prior to the occurrence of the distributable event set forth above. Any such payment shall reduce the balance in his Account.

     8.02     Upon Death.

              (a)     Upon a Participant's death, either before or after his Retirement, with a balance remaining in his Account, the Company shall pay an amount equaling the balance of his Account to the beneficiary or beneficiaries specified by the Participant or, if none, to his surviving spouse or, if none, to his estate. Each Participant may designate a beneficiary or beneficiaries to receive the unpaid balance of his Account upon his death and may revoke or modify such designation at any time and from time to time by submitting to the Administrator a Beneficiary Designation substantially in the form attached hereto as Appendix B.

              (b)     If a Participant's death occurs prior to the payment of any amounts to him hereunder, other than payments for emergencies, and:

                     (i)     payments are to be made to his estate, such payments shall occur in six annual installments beginning with a payment on the first day of the sixth month immediately following the Participant's death of an amount equal to the estate and inheritance taxes attributed to the value of the balance of the Account with the remainder thereof paid within the first 120 days in each of the five consecutive Plan Years beginning immediately thereafter. The amount of each such subsequent payment shall equal the quotient obtained upon dividing the balance in the Account as of the first day of the Plan Year of payment by the number of installments then remaining to be paid (including the installment then being paid) in equal installments, or

                    (ii)     if payments are to be made to a beneficiary other than his estate, such payments shall occur in five annual installments payable within the first 120 days of the Plan Year immediately following the Participant's death and the first 120 days of each of the four Plan years immediately thereafter.

              The amount of each such payment shall equal the quotient obtained upon dividing the balance in the Account as of the first day of the Plan year of payment by the number of installments then remaining to be paid (including the installment then being paid).

             (c)     If a Participant's death occurs after the payment of any amount to him hereunder, other than payments for Emergencies under 8.03, payments to his or her Beneficiary shall occur in the same form, and be calculated in the same manner, as paid to the Participant prior to death by merely substituting the new recipient for the Participant.

             (d)     Notwithstanding any other provision of this Sec. 8.02, if, upon a Participant's or Beneficiary's death, the Plan (or any Trust related to it) receives the proceeds of a policy insuring the life of the deceased, the Company shall, as soon as practicable, pay over such proceeds to the appropriate Beneficiary or estate and such amount shall reduce the balance to be paid hereunder. In the event that policy proceeds are greater than the Participant's Account balance, such excess shall accrue to the benefit of the Participant.

             (e)     If a Beneficiary survives a Participant but dies prior to receipt of the entire amount in the Account due him or her, the Company shall, as soon as practicable, pay to the estate of the Beneficiary in a lump sum the entire remaining, balance herein due the Beneficiary.

             (f)     The Administrator shall reduce the balance in the deceased Participant's Account by the amount of any payment pursuant to this section 8.02 immediately upon the occurrence of such payment.

     8.03     Emergencies. In the event of an Unforeseeable Emergency either before or after the commencement of payments hereunder, a Participant or Beneficiary may request in writing that all or any portion of the benefits due him hereunder be paid in one or more installments prior to the normal time for payment of such amount. The Administrator shall, in its reasonable judgment, determine whether the applicant could not address the emergency through reimbursement or compensation by insurance or otherwise, by liquidation of other assets (provided such liquidation, in itself. would not create a financial hardship). Only if the Administrator determines that such an Unforeseeable Emergency exists, the Company shall pay to the Participant or Beneficiary, as the case may be, an amount equal to the lesser of (a) the amount requested or (b) the amount reasonably necessary to alleviate the hardship. The Administrator shall use its reasonable discretion to determine when the payments shall be made and shall immediately reduce the balance in the recipient's Account by the amount of such payment.

ARTICLE IX

Administration of the Plan

     9.01     Appointment of Separate Administrator. The Company shall, in writing, appoint a separate Administrator. Any person including, but not limited to, Employees shall be eligible to serve as Administrator. Two or more persons may form a committee to serve as Administrator. Persons serving as Administrator may resign by written notice to the Company and the Company may appoint or remove such persons. An Administrator consisting of more than one person shall act by a majority of its members at the time in office, either by vote at a meeting or in writing without a meeting. An Administrator consisting of more than one person may authorize any one or more of its members to execute any document or documents on behalf of the Administrator, in which event the Administrator shall notify the Company of the member or members so designated. The Company shall accept and rely upon any document executed by such member or members as representing action by the Administrator until the Administrator shall file with the Company a written revocation of such designation. No person serving as Administrator shall vote or decide upon any matter relating solely to himself or solely to any of his or her rights or benefits pursuant to the Plan.

     9.02     Powers and Duties. The Administrator shall administer the Plan in accordance with its terms. The Administrator shall have full and complete authority and control with respect to Plan operations and administration unless the Administrator allocates and delegates such authority or control pursuant to the procedures stated in subsection b or c below. Any decisions of the Administrator or its delegate shall be final and binding upon all persons dealing with the Plan or claiming any benefit under the Plan. The Administrator shall have all powers that are necessary to manage and control Plan operations and administration including, but not limited to, the following:

              (a)     To employ such accountants, counsel or other persons as it deems necessary or desirable in connection with Plan administration. The Company shall bear the costs of such services and other administrative expenses.

              (b)     To designate in writing persons other than the Administrator to perform any of its powers and duties hereunder.

              (c)     To allocate in writing any of its powers and duties hereunder to those persons who have been designated to perform Plan responsibilities.

              (d)     The discretionary authority to construe and interpret the Plan, including the power to construe disputed provisions.

              (e)     To resolve all questions arising in the administration. interpretation and application of the Plan including, but not limited to, questions as to the eligibility or the right of any person to a benefit.

              (f)     To adopt such rules, regulations, forms and procedures from time to time as it deems advisable and appropriate in the proper administration of the Plan.

              (g)     To prescribe procedures to be followed by any person in applying for distributions pursuant to the Plan and to designate the forms or documents, evidence and such other information as the Administrator may reasonably deem necessary, desirable or convenient to support an application for such distribution.

              (h)     To apply consistently and uniformly the rules, regulations and determinations to all Participants and beneficiaries in similar circumstances.

     9.03     Records and Notices. The Administrator shall keep a record of all its proceedings and acts and shall maintain all such books of accounts, records and other data as may be necessary for proper plan administration. The Administrator shall notify the Company of any action taken by the Administrator which affects the Trustee's Plan obligations or rights and, when required, shall notify any other interested parties.

     9.04     Compensation and Expenses. The Company shall pay the expenses incurred by the Administrator in the proper administration of the Plan. An Administrator who is an Employee shall not receive any additional fee or compensation for services rendered as an Administrator.

     9.05     Limitation of Authority. The Administrator shall not add to, subtract from or modify any of the terms of the Plan, change or add to any benefits prescribed by the Plan, or waive or fail to apply any Plan requirement for benefit eligibility.

ARTICLE X

General Provisions

     10.01     Assignment. No Participant or Beneficiary may sell, assign, transfer encumber or otherwise dispose of the right to receive payments hereunder. A Participant's rights to benefit payments under the Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the Participant or the Participant's beneficiary.

     10.02     Employment Not Guaranteed by Plan. The establishment of this Plan, its amendments and the granting of a benefit pursuant to the Plan shall not give any Participant the right to continued Employment or limit the right of the Company to dismiss or impose penalties upon the Participant or modify the terms of Employment of any Participant.

     10.03     Termination and Amendment. The Company may at any time and from time to time terminate, suspend, alter or amend this Plan and no Participant or any other person shall have any right, title, interest or claim against the Company, its directors, officers or employees for any amounts, except that (i) Participant shall be fully vested in his Account hereunder as of the date on which the Plan is terminated or suspended, (ii) no amendment shall reduce a Participant's then existing non-forfeitable interest in the Plan, and (iii) (unless the Company and Participant agree to the contrary) such amount shall (a) continue to fluctuate pursuant to the investment election then in effect and (b) be paid to the Participant or his Beneficiaries at the time and in the manner provided by Article VII above.

     10.04     Contingency. The Company may apply for private rulings from the United States Department of Labor as to the exemption of the arrangement described herein from the reporting and disclosure requirements of ERISA and from the Internal Revenue Service as to the deductibility from taxable income of benefits paid hereunder or the exclusion of amounts deferred hereunder from the taxable income of Participant until paid. If the Company applies for a private letter ruling from the Department of Labor or Internal Revenue Service and does not receive a satisfactory reply thereto, the Company may deem this Plan terminated in which event the parties shall treat all amounts deferred hereunder as immediately payable to the Participants and all parties' rights and obligations hereunder shall thereupon cease.

     10.05     Notice. Any and all notices, designations or reports provided for herein shall be in writing and delivered personally or by registered or certified mail, return receipt requested, addressed, in the case of the Company, its Board of Directors or Administrator, to the Company's principal business office and, in the case of a Participant or Beneficiary, to his home address as shown on the records of the Company.

     10.06     Limitation on Liability. In no event shall the Company, Administrator or any employee, officer or director of the Company incur any liability for any act or failure to act unless such act or failure to act constitutes a lack of good faith, willful misconduct or gross negligence with respect to the Plan.

     10.07     Indemnification. The Company shall indemnify the Administrator and any employee, officer or director of the Company against all liabilities arising by reason of any act or failure to act unless such act or failure to act is due to such person's own gross negligence or willful misconduct or lack of good faith in the performance of his duties to the Plan or Trust Fund. Such indemnification shall include, but not be limited to, expenses reasonably incurred in the defense of any claim, including reasonable attorneys and legal fees, and amounts paid in any settlement or compromise; provided, however, that indemnification shall not occur to the extent that it is not permitted by applicable law. Indemnification shall not be deemed the exclusive remedy of any person entitled to indemnification pursuant to this section. The indemnification provided hereunder shall continue as to a person who has ceased acting as a director, officer, member, agent or employee of the Administrator or as an officer, director or employee of the Company and such person's rights shall inure to the benefit of his heirs and representatives.

     10.08     Headings. All articles and section headings in this Plan are intended merely for convenience and shall in no way be deemed to modify or supplement the actual terms and provisions stated thereunder.

     10.09     Severability. Any provision of this Plan prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof. The illegal or invalid provisions shall be fully severable and this Plan shall be construed and enforced as if the illegal or invalid provisions had never been inserted in this Plan.

IN WITNESS WHEREOF, the Company, by its duly appointed officer. has caused this Plan to be executed and thereby established and its seal to be hereunto affixed as of the 20th day of January, 1999.

MODINE MANUFACTURING COMPANY

By: /s/ D. R. Johnson
D. R. Johnson, President
and Chief Executive Officer

Attest:

By: /s/ W. E. Pavlick
W. E. Pavlick, Secretary

FIRST AMENDMENT
TO THE
MODINE MANUFACTURINIG COMPANY
DEFERRED COMPENSATION PLAN

WHEREAS, the Company established the Modine Manufacturing Company Deferred Compensation Plan effective March 1, 1999; and

WHEREAS, it is the desire of the Company to amend such Plan as hereinafter set forth.

NOW, THEREFORE, the Company does hereby adopt this First Amendment to the Modine Manufacturing Company Deferred Compensation Plan to be effective as of January 1, 2001.

ARTICLE VII of the Plan is amended to read as follows in its entirety:

ARTICLE VII

Vesting

7.01 Participant's Deferral Contributions Account. Subject to the rights of the Company's creditors as set forth in Section 6.01 above, the Participant's Deferral Contributions Account shall at all times be nonforfeitable.

7.02 Participant's Company Matching Contributions Account. Subject to the rights of the Company's creditors as set forth in Section 6.01 above, the Participant's Company Matching Contributions Account shall become nonforfeitable (vested) as follows:

(a) The Deferral Contributions Account of a Participant whose Employment Commencement Date was prior to January 1, 2001, shall at all times be nonforfeitable.

(b) The Deferral Contributions Account of a Participant whose Employment Commencement Date was on or after January 1, 2001, shall become nonforfeitable (vested) only when such Participant has accumulated at least 3 years of service with the Company.

7.03 Forfeiture of Nonvested Balance. The nonvested portion of a Participant's Company Matching Contributions Account, as determined in accordance with Section 7.02(b), shall be forfeited as soon as administratively practical after the last day of the Plan Year in which the Participant terminates from employment with the Company. The amount forfeited shall be used to reduce the Company's contributions under Section 5.01, unless there are no such discretionary contributions in the following Plan Year, in which event, the amount forfeited shall be used to pay Plan expenses. However, if the Participant returns to the employment of the Employer prior to incurring five (5) consecutive years of Breaks in Service, the forfeited nonvested balance shall be restored to the Participant's Company Matching Contributions Account.

For the purposes of this ARTICLE VII, the provisions relating to "vesting" in the Modine 401(k) Retirement Plan for Salaried Employees shall apply and shall be incorporated into this Plan by reference, except as to any specific provisions of this Plan which are in addition to or different from the provisions of such Retirement Plan, in which event the provisions of this Plan shall apply.

Except as expressly amended herein, the Modine Manufacturing Company Deferred Compensation Plan shall remain in full force and effect.

MODINE MANUFACTURING COMPANY

/s/ D. R. Johnson

ATTEST:

/s/ D. R. Zakos

SECOND AMENDMENT
TO
THE MODINE MANUFACTURING COMPANY
DEFERRED COMPENSATION PLAN

WHEREAS, the Company established the Modine Manufacturing Compensation Plan effective March 1, 1999; and adopted a First Amendment thereto effective January 1, 2001; and

WHEREAS, it is the desire of the Company to again amend such Plan as hereinafter set forth.

NOW, THEREFORE, the Company does hereby adopt this Second Amendment to the Modine Manufacturing Company Deferred Compensation Plan to be effective as of January 1, 2002.

Section 2.01 (c) of the Plan is amended to read as follows in its entirety:

(c)  Company. Modine Manufacturing Company, a Wisconsin corporation or successor thereof now and or hereinafter created, and any subsidiary or affiliate thereof.

Except as expressly amended herein, the Modine Manufacturing Company Deferred Compensation Plan shall remain in full force and effect.

MODINE MANUFACTURING COMPANY

BY: /s/ D. R. Johnson

ATTEST:

/s/ D. R. Zakos